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                                     Smith  &  Company
                     A Professional Corporation of Certified Public Accountants

December 7, 2001

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW Washington, D.C., 20549

RE:  Legal Access Technologies, Inc.
     SEC File No. 000-19457

Ladies and Gentlemen:

We were previously the principal accountants for Legal Access Technologies, Inc. and on April 7, 2001 we reported on the financial statements of Legal Access Technologies, Inc. as of December 2000, and for the two years ended December 31, 2000 and 1999. On December 7, 2001, we were dismissed as principal accountants. We have read Item 5 of the 10-Q dated October 31, 2001, for Legal Access Technologies, Inc. and agree with the statements contained therein regarding Smith & Company.

Very  truly  yours,
Smith  &  Company
/s/  Roger  B.  Kennard
----------------------------
By:  Roger  B.  Kennard













         10 West 100 South, Suite 700 - Salt Lake City, Utah 84101-1554

              Telephone: (801) 575-8297 - Facsimile: (801) 575-8306
                          E-mail: smithco@dotplanet.com
  Members: American Institute of Certified Public Accountants - Utah Association
                         of Certified Public Accountants